Exhibit 99.1

Press Release issued November 27, 2013

Environmental Science and Technologies, Inc. announces third-quarter financial results

Company realizes substantial revenue and strong gross margins in first full quarter of operations

November 27, 2013 - Environmental Science and Technologies, Inc., a company that commenced business operations on June 21, 2013, in connection with the acquisition of certain assets, announced today that it realized approximately $275,000 in revenues during the quarter ended September 30, 2013, its first full quarter of business operations. During the current quarter, the Company sustained an operating loss of approximately $172,000, about one third of which ($58,000) was attributable to non-cash stock-based compensation.

Michael R. Rosa, CEO of the Company, stated “I was very pleased by the amount of revenues we were able to realize in our first full quarter of operations; this level of revenue exceeded our expectations. I was also favorably impressed by the strong overall 38.2% gross margin we experienced in the quarter. While I was disappointed by the loss, I believe that it is within the range of normalcy for a newly established business.  Now that we have a firmly established platform and business structure, and given our operating leverage, I am confident that, with strong revenue growth and stringent cost controls, we should be able to achieve profitability sometime during the second half of 2014.”

Revenues for the current quarter were derived from the Company’s EnviroPack Technologies and SpillCon Solutions operating subsidiaries. SpillCon is focused on environmental spill response and control products to address on and off-shore oil spills on a global basis. EnviroPack is focused on the distribution of UN/DOT certified containers for the collection, storage, transportation and disposal of regulated environmental waste materials.  The Company’s SpillCon and EnviroPack businesses enjoyed strong gross margins of 34% and 43%, respectively.

In addition, the Company, through acquisition, recently established a new business, focused on engineered spill control products, which it operates through its SorbTech Manufacturing subsidiary.  SorbTech is an OEM manufacturer of engineered spill control products comprised of patented organic and synthetic sorbents for oil spill containment, cleanup and remediation.

The Company’s environmental packaging and spill control products target the rapidly growing oil spill products market, which, according to a 2010 report from Spill International, amounted to $68 billion in 2009. This report projects that the market for oil spill products will grow to $143 billion by 2015, representing average annual growth of 19%. The Company believes that it is well-positioned to capitalize upon this expected market growth.

The Company’s RADS subsidiary (Remote Aerial Detection Systems, Inc. ) operates as an unmanned aerial vehicle (UAV) technology integrator with a specific focus on aerial detection and surveillance of oil spills for on and offshore drilling platforms and oil and gas pipelines. These systems include early warning alerts to reduce and mitigate the hazards of contamination. The Company’s remote aerial detection systems are designed to detect environmental accidents, such as a pipeline or oil well leak, at the earliest possible moment, thereby minimizing environmental and property damage, as well as economic loss.

The Company believes that RADS is well-positioned to capitalize upon the increasing global concern surrounding the prevention and detection of oil spills. Oil spills can cause substantial economic and environmental damage. It is estimated that BP has incurred over $40 billion in costs in connection with the Deepwater Horizon spill. Early detection can help minimize the amount of economic and environmental damage resulting from an oil spill.

RADS plans to target other expanding markets, such as pipeline and border security. RADS plans in 2014 to pursue alliances with strategic partners to penetrate the U.S. Homeland Security Market (HSM). On a global basis, the HSM is on the brink of becoming a $500 billion market by 2018.  As reported by several independent agencies, there is an increasing threat of cross border terrorism, cybercrime, drug trade, piracy, human trafficking and other related security threats facing Americans domestically and abroad. The U.S. and many other nations are making significant financial investments in order to protect themselves, their borders and their assets from unwanted acts of terror.  RADS believes it can meet the needs of the growing HSM by offering ISR solutions customized to each application.

The Company requires additional working capital in order to execute its business plan and maximize its opportunities. This capital could come from additional equity investment, which the Company is pursuing on several fronts, or the closing of its RADS subsidiaries’ sales proposals currently pending before the Government of Iraq.

In conclusion, one of the Company’s primary near term goals is to enhance its balance sheet.  Once it has sufficient operating capital, the Company expects that it should achieve positive operating cash flows during the second half of 2014. In particular, once it has sufficient operating capital, the Company anticipates that over the succeeding several quarters its revenue will grow substantially and its profitability will be improved through operating leverage. The Company also intends to focus on managing its costs as its revenues ramp up.

About Environmental Science and Technologies, Inc.

The Company’s business is operated through four wholly-owned subsidiaries: Remote Aerial Detection Systems, Inc., EnviroPack Technologies, Inc., SpillCon Solutions, Inc., and SorbTech Manufacturing, Inc.  Remote Aerial Detection Systems, Inc. is a business that is an intelligence, surveillance, and reconnaissance (ISR) reseller of dedicated mission specific non-aerial ISR and aerial ISR aircraft platforms for the oil and gas industry, as well as government agencies.  EnviroPack Technologies, Inc. is a provider of United Nations/Department of Transportation (“UN/DOT”) certified environmental waste packaging solutions for the safe disposal of a variety of hazardous waste streams.  SpillCon Solutions, Inc. (“SpillCon”) is a distribution business, comprised of environmental spill response and control products (primarily absorbent products), which sells to the oil and gas industry, environmental cleanup industry, and government agencies.  SorbTech Manufacturing, Inc. (“SorbTech”) is a new business which is anticipated to manufacture, distribute and sell proprietary consumer and commercial spill control products for the hazardous and bio-hazardous waste clean-up markets.

For further information, contact:

Michael G. Faris, CFO

Tel. 603 378 0809

Email: mfaris@enviroscitech.com

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Press Release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to statements regarding:

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our ability to raise the funds we need to continue our operations and grow our revenues;

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our ability to increase our revenues and become profitable; and

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our financial condition or results of operations.

In some cases, you can identify forward-looking statements by terms such as “may,  will, should, could, would, expects, plans, anticipates, believes, estimates, projects, predicts, potential” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this Press Release. Except as otherwise required by law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this Press Release to reflect any change in our expectations or any change in events, conditions or circumstances on which any of our forward-looking statements are based. We qualify all of our forward-looking statements by these cautionary statements.